                                                                    Exhibit 20.1

                              Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2

                                                    Distribution Date: 2/17/2004

Section 5.2 - Supplement                                        Class A         Class B       Collateral               Total
-----------------------------------------------------------------------------------------------------------------------------------
(i)       Monthly Principal Distributed                                0.00           0.00           0.00                     0.00

(ii)      Monthly Interest Distributed                         2,740,833.33     160,416.67      74,192.71             2,975,442.71
          Deficiency Amounts                                           0.00           0.00                                    0.00
          Additional Interest                                          0.00           0.00                                    0.00
          Accrued and Unpaid Interest                                                                0.00                     0.00


(iii)     Collections of Principal Receivables                81,560,278.22   4,634,106.72   6,487,749.40            92,682,134.34

(iv)      Collections of Finance Charge Receivables            6,628,807.08     376,636.77     527,291.47             7,532,735.32

(v)       Aggregate Amount of Principal Receivables                                                              35,384,843,350.77

                                          Investor Interest  550,000,000.00  31,250,000.00  43,750,000.00           625,000,000.00
                                          Adjusted Interest  550,000,000.00  31,250,000.00  43,750,000.00           625,000,000.00

                                                Series
          Floating Investor Percentage                1.77%          88.00%          5.00%          7.00%                  100.00%
          Fixed Investor Percentage                   1.77%          88.00%          5.00%          7.00%                  100.00%

(vi)      Receivables Delinquent (As % of Total Receivables)
                   Current                                                                                                  95.41%
                   30 to 59 days                                                                                             1.39%
                   60 to 89 days                                                                                             1.04%
                   90 or more days                                                                                           2.16%
                                                                                                                 ------------------
                                            Total Receivables                                                              100.00%

(vii)     Investor Default Amount                              2,871,338.14     163,144.21     228,401.90             3,262,884.25

(viii)    Investor Charge-Offs                                         0.00           0.00           0.00                     0.00

(ix)      Reimbursed Investor Charge-Offs/Reductions                   0.00           0.00           0.00

(x)       Net Servicing Fee                                      458,333.33      26,041.67      36,458.33               520,833.33

(xi)      Portfolio Yield (Net of Defaulted Receivables)  *                                                                  7.96%

(xii)     Portfolio Supplemented Yield                                                                                       8.46%

(xiii)    Reallocated Monthly Principal                                               0.00           0.00                     0.00

(xiv)     Closing Investor Interest (Class A Adjusted)       550,000,000.00  31,250,000.00  43,750,000.00           625,000,000.00

(xv)      LIBOR                                                                                                           1.10000%

(xvi)     Principal Funding Account Balance                                                                                   0.00

(xvii)    Accumulation Shortfall                                                                                              0.00

(xviii)   Principal Funding Investment Proceeds                                                                               0.00

(xix)     Principal Investment Funding Shortfall                                                                              0.00

(xx)      Available Funds                                      6,170,473.75     350,595.10     490,833.14             7,011,901.99

(xxi)     Certificate Rate                                         5.98000%       6.16000%       1.85000%

-----------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.

          By:
                 ------------------------
          Name:  Patricia M. Garvey
          Title: Vice President

                              Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-3

                                                    Distribution Date: 2/17/2004

Section 5.2 - Supplement                                            Class A         Class B      Collateral            Total
-----------------------------------------------------------------------------------------------------------------------------------
(i)       Monthly Principal Distributed                                    0.00           0.00           0.00                 0.00

(ii)      Monthly Interest Distributed                             2,434,132.89     141,813.47      55,576.60         2,631,522.96
          Deficiency Amounts                                               0.00           0.00                                0.00
          Additional Interest                                              0.00           0.00                                0.00
          Accrued and Unpaid Interest                                                                    0.00                 0.00

(iii)     Collections of Principal Receivables                    61,093,542.00   3,471,205.44   4,859,871.63        69,424,619.07


(iv)      Collections of Finance Charge Receivables                4,965,374.23     282,122.03     394,985.80         5,642,482.06

(v)       Aggregate Amount of Principal Receivables                                                              35,384,843,350.77

                                             Investor Interest   411,983,000.00  23,408,000.00  32,772,440.86       468,163,440.86
                                             Adjusted Interest   411,983,000.00  23,408,000.00  32,772,440.86       468,163,440.86

                                                   Series
          Floating Investor Percentage                   1.32%           88.00%          5.00%          7.00%              100.00%
          Fixed Investor Percentage                      1.32%           88.00%          5.00%          7.00%              100.00%

(vi)      Receivables Delinquent (As % of Total Receivables)
                    Current                                                                                                 95.41%
                    30 to 59 days                                                                                            1.39%
                    60 to 89 days                                                                                            1.04%
                    90 or more days                                                                                          2.16%
                                                                                                                 ------------------
                                               Total Receivables                                                           100.00%

(vii)     Investor Default Amount                                  2,150,804.55     122,204.15     171,092.29         2,444,100.99

(viii)    Investor Charge-Offs                                             0.00           0.00           0.00                 0.00

(ix)      Reimbursed Investor Charge-Offs/Reductions                       0.00           0.00           0.00

(x)       Net Servicing Fee                                          343,319.17      19,506.67      27,310.37           390,136.20

(xi)      Portfolio Yield (Net of Defaulted Receivables) *                                                                   7.96%

(xii)     Portfolio Supplemented Yield                                                                                       9.44%

(xiii)    Reallocated Monthly Principal                                                   0.00           0.00                 0.00

(xiv)     Closing Investor Interest (Class A Adjusted)           411,983,000.00  23,408,000.00  32,772,440.86       468,163,440.86

(xv)      LIBOR                                                                                                           1.10000%

(xvi)     Principal Funding Account Balance                                                                                   0.00

(xvii)    Accumulation Shortfall                                                                                              0.00

(xviii)   Principal Funding Investment Proceeds                                                                               0.00

(xix)     Principal Investment Funding Shortfall                                                                              0.00

(xx)      Available Funds                                          4,622,055.07     262,615.36     367,675.43         5,252,345.86

(xxi)     Certificate Rate                                             7.09000%       7.27000%       1.85000%

-----------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.

          By:
                 --------------------------
          Name:  Patricia M. Garvey
          Title: Vice President